Exhibit 5

[Letterhead of Latham & Watkins LLP]

July 27, 2004

Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, CA 94588

Re:	$2,000,000,000 Aggregate Offering Price of Securities of Safeway Inc.

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 expected to be filed by Safeway Inc., a Delaware corporation (the “Company”) on July 27, 2004 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale by the Company of up to $2,000,000,000 aggregate offering price of one or more series of debt securities (the “Debt Securities”), shares of common stock, par value $.01 per share (the “Common Stock”), or any combination of the foregoing, plus any additional Debt Securities or Common Stock that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the “Securities”). Any series of Debt Securities may be convertible into and/or exchangeable for Common Stock or another series of Debt Securities. The Debt Securities will be issued pursuant to an Indenture, dated as of September 10, 1997, between the Company and The Bank of New York, as Trustee (the “Trustee”), and one or more supplements thereto (the “Indenture”).

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. For purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of all such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware with respect to the opinion set forth in Paragraph 2 below and the internal laws of the State of New York with respect to the opinion set forth in Paragraph 1 below, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion as to any state or federal laws or regulations applicable to the subject matter of the transaction because of the nature or extent of the business of the Company or any of its affiliates. Our opinions are based solely upon our consideration of those statutes, rules and regulations that, in our experience, are normally applicable to public offerings of debt and common equity securities.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When (a) the Debt Securities have been duly established in accordance with the terms of the Indenture and applicable law (including, without limitation, the adoption by the Board of Directors of the Company or a committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, and (b) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (i) that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, and (ii) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company or a committee thereof of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in an amount not less than the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Company’s Amended and Restated Certificate of Incorporation, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

The opinion rendered in Paragraph 1 relating to the enforceability of the Debt Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy and (v) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) the enforceability of the judgment currency provision contained in Section 10.16 of the Indenture, (iii) compliance with laws relating to permissible rates of interest or (iv) the creation, validity, perfection or priority of any security interest or lien.

We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

With your consent, we have assumed for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder and to issue and sell the Securities; that the Indenture constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus included therein.

Very truly yours,

/s/ Latham & Watkins LLP